EXHIBIT 4.1

Interactive Data
14 Wall Street, 11th Floor
New York, NY  10005


August 25, 1999


Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181


     Re: Van Kampen Focus Portfolios, Series 175
         The Roaring 2000sSM Trust, Series 3A,
         The Roaring 2000sSM Trust, Series 3B,
         (A Unit Investment Trust) Registered Under the Securities Act of 1933, File No. 333-84229



  Gentlemen:

         We have examined the Registration Statement for the above captioned Fund, a copy of which is attached hereto.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                                               Very truly yours,


                                                                     Steve Miano
                                           Director Fixed Income Data Operations